UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32125	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code (212) 816-7496

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On December 15, 2005 the Trustee gave notice to the Certificateholders that Southern Company had initiated a tender offer (the “Tender Offer”) to repurchase a portion of the 8.19% Exchange Capital Securities due February 1, 2037 issued by Southern Company Capital Trust I (the “Underlying Securities”).

No other reportable transactions or matters have occurred during the current reporting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham

__________________________________
Name: Mark C. Graham
Title: Authorized Signatory

January 11, 2006